UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

April 24, 2017

DEVRY EDUCATION GROUP INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CPR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Following changes in strategic priorities that were implemented in the third quarter of fiscal year 2017, DeVry Education Group Inc. (“DeVry Group”) will report its financial performance based on the four reporting segments (described below) beginning with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and the press release announcing DeVry Group’s third quarter fiscal year 2017 results. Prior periods will be presented in accordance with these changes in all future quarterly and annual filings.

The DeVry Group operating segments summarized below are aggregated into the new reporting segments based on a combination of factors, including comparable long-term margins, the nature of the product or services, the methods used to deliver services and the nature of the regulatory environment in which they operate.

Reporting Segment*	Operating Segments	Changes
Medical and Healthcare	o Chamberlain College of Nursing o Medical and Veterinary Schools	Carrington College moved to the new U.S. Traditional Postsecondary reporting segment.
Professional Education	o Becker Professional Education
Professional Education presented as a new stand-alone reporting segment. This operating segment was previously combined with DeVry Education of Brazil in the International and Professional Education reporting segment, which has been eliminated.

Technology and Business	o DeVry Education of Brazil
DeVry Education of Brazil presented as a new non-Title IV Technology and Business education reporting segment. This operating segment was previously combined with Becker Professional Education in the International and Professional Education reporting segment, which has been eliminated. In addition, the former Business, Technology and Management reporting segment has been eliminated.

U.S. Traditional Postsecondary	o DeVry University o Carrington College
Combines former Business, Technology and Management segment with Carrington College. These operating segments are both U.S. Title IV participating institutions with similar student profiles, growth and margins.

*Home Office and Other contains items not allocated to a reportable segment will be included to reconcile to reported consolidated results.

Management has determined that these reporting segments align with DeVry Group’s current strategic priorities and resource allocation. DeVry Group’s chief operating decision maker, its President and Chief Executive Officer, regularly reviews financial information and evaluates operating and management performance based on these new reporting segments.

DeVry Group is furnishing this Current Report on Form 8-K to provide investors with segment summary financial information and segment historical data that is consistent with the new reporting structure. The schedules in Exhibit 99.1 provide unaudited summary financial information in accordance with the new reporting segments for the previously reported fiscal years ended June 30, 2015 and June 30, 2016, the previously reported quarters in fiscal year 2016, and the first two quarters in fiscal year 2017.

The schedules in Exhibit 99.2 also include operating income by reportable segment on both a generally accepted accounting principles (“GAAP”) and a non-GAAP basis. Management believes that the non-GAAP disclosure of operating income excluding special items provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry Group’s ongoing operations and is useful for period-over-period comparisons of such operations given the nature of the special items. DeVry Group uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry Group’s reported results prepared in accordance GAAP.

This information does not restate DeVry Group’s previously reported consolidated financial statements for any period. It does not change DeVry Group’s previously reported consolidated total assets, liabilities or shareholders’ equity or its reported consolidated net income or earnings per share, nor does it reflect any subsequent information or events, other than as required to reflect the change in reporting segments as described above. The updated information should be read in conjunction with our previously filed reports on Form 10-K and Form 10-Q which are not being recast for this change in reporting segments.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 8.01 of this current report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific references in such a filing.

DeVry Group management expects to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 with the Securities and Exchange Commission on or about May 4, 2017.

Item 9.01	Financial Statements and Exhibits

99.1	Schedule of Segment Financial Information for the years ended June 30, 2015 and June 30, 2016, and quarters ended September 30, 2015 through December 31, 2016.
99.2	Schedule of Non-GAAP Operating Income for the years ended June 30, 2015 and June 30, 2016, and quarters ended September 30, 2015 through December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY EDUCATION GROUP INC.
(Registrant)

Date: April 24, 2017	By:	/s/ Kathleen Carroll
Kathleen Carroll
Vice President and Controller